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EXHIBIT 22-SUBSIDIARIES OF TYSON FOODS, INC.

                                                     Names Under
                                 Where             Which Subsidiary
       Name                   Incorporated          Does Business
- -------------------           ------------         ----------------
Tyson Export Sales, Inc.     U.S. Virgin Islands    Tyson Export Sales, Inc.
Henry House, Inc.            Michigan               Henry House, Inc.
Tyson Breeders, Inc.         Delaware               Tyson Breeders, Inc.
Tyson Farms,                 North Carolina         Tyson Farms,
    Incorporated                                        Incorporated
Tyson Farms of Texas,        Texas                  Tyson Farms of Texas,
    Inc.                                                Inc.
Arctic Alaska Fisheries      Washington             Arctic Alaska Fisheries
    Corporation                                         Corporation
Tyson Holding Company        Delaware               Tyson Holding Company
We Care Workers              Delaware               We Care Workers
    Compensation, Inc.                                  Compensation, Inc.
Global Employment            Delaware               Global Employment
    Services, Inc.                                      Services, Inc.
Tyson Marketing, Ltd.        Ontario                Tyson Marketing, Ltd.
Cobb-Vantress, Inc.          Delaware               Cobb-Vantress, Inc.
Culinary Foods, Inc.         Delaware               Culinary Foods, Inc.
Gorges Foodservice, Inc.     Texas                  Gorges Foodservice, Inc.
Trasgo, S.A. de C.V.         Mexico                 Trasgo, S.A. de C.V.
Tyson Foods of Alabama,      Alabama                Tyson Foods of Alabama,
    Inc.                                                Inc.
Tyson Int'l Co., Ltd         Bermuda                Tyson International
Tyson Int'l Holding Company  Delaware               Tyson Int'l Holding Company
WLR Acquisition Corp.        Delaware               WLR Acquisition Corp.

     The Company considers the foregoing to be its primary operating subsidiaries. Certain other subsidiaries which do not meet in the aggregate the definition of a significant subsidiary as defined in Rule 1-02 (v) of Regulation S-X have been excluded from this exhibit.

AAFC Holdings, Ltd.                            Yukon corporation
AAFC International, Inc.                       British Virgin Islands
                                                       corporation
Arctic Fisheries                               Washington corporation
Off Shore Ventures, Inc.                       Washington corporation
Southeast Health Plan of Arkansas, Inc.        Arkansas corporation
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